UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2024
Fortress Net Lease REIT
(Exact name of registrant as specified in its charter)

Maryland	000-56632	92-1937121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)
(212) 798-6100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sale of Equity Securities.

On November 14, 2024, Fortress Net Lease REIT (the “Company”, “we” or “us”) issued 57,950 Class E common shares to FNLR Management LLC, the Company’s external manager (the “Adviser”), as payment for $592,178 of management fees. The price per share of the Class E common shares was equal to the net asset value (“NAV”) per share of the Class E common shares as of September 30, 2024. The issuance of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder.
Item 8.01.    Other Events.

October 31, 2024 NAV Per Share

On November 14, 2024, the Company reported the NAV per share for each class of common shares of the Company as of October 31, 2024, which is set forth below:

NAV per Share
Class F-S	$10.1055
Class F-I	$10.1422
Class D	$10.2240
Class D-X*	$10.2595
Class E	$10.2695

Net Asset Value

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of trustees. Our total NAV presented in the following tables includes the NAV of our outstanding classes of common shares, which includes Class F-S, Class F-D, Class F-I, Class D and Class E common shares, as well as the partnership interests (“OP Units”) of FNLR OP LP (the “Operating Partnership”), if any, held by parties other than the Company.

The following table provides a breakdown of the major components of our NAV as of October 31, 2024 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$857,222
Intangible assets	100,975
Cash and cash equivalents	2,155
Restricted cash	60,390
Other assets	4,996
Revolving credit facility and term loan	(237,000)
Subscriptions received in advance	(54,457)
Distribution payable	(3,704)
Due to affiliate	(945)
Management fee payable	(592)
Accrued performance participation allocation	(1,142)
Accounts payable and accrued expenses	(7,758)
Other liabilities	(2,345)
Net Asset Value	$717,795
Number of outstanding shares/units	70,468

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of October 31, 2024 (amounts in thousands, except per share unit data):

	Monthly NAV	Number of outstanding shares/units	NAV per Share/Unit as of October 31, 2024
Class F-S	$13,465	1,332	$10.1055
Class F-D	—	—	—
Class F-I	$323,397	31,886	$10.1422
Class D	$356,965	34,914	$10.2240
Class D-X*	$19,838	1,934	$10.2595
Class E	$4,130	402	$10.2695
OP Units	—	—	—
Total	$717,795	70,468

The following table provides a breakdown of the major components of our NAV as of September 30, 2024 (amounts in thousands):

Components of NAV	Amount
Investments in real estate	$636,077
Intangible assets	100,975
Cash and cash equivalents	3,301
Restricted cash	55,606
Other assets	1,405
Revolving credit facility and term loan	(67,422)
Subscriptions received in advance	(51,167)
Distribution payable	(3,270)
Due to affiliate	(1,752)
Management fee payable	(503)
Accrued performance participation allocation	(796)
Accounts payable and accrued expenses	(6,104)
Other liabilities	(4,482)
Net Asset Value	$661,868
Number of outstanding shares/units	65,221

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of September 30, 2024 (amounts in thousands, except per share/unit data):

	Monthly NAV	Number of outstanding shares/units	NAV per Share/Unit as of September 30, 2024
Class F-S	$6,401	634	$10.0989
Class F-D	—	—	—
Class F-I	$280,638	27,759	$10.1098
Class D	$320,032	31,462	$10.1719
Class D-X*	$51,202	5,014	$10.2121
Class E	$3,595	352	$10.2188
OP Units	—	—	—
Total	$661,868	65,221

*Class D-X represents Class D common shares that were purchased during the Initial Share Offering Period (as defined in the Company’s registration statement on Form 10 initially filed with the Securities and Exchange Commission on February 1, 2024 (as amended, the “Form 10”)) and that are currently entitled to a fee waiver, as described in the Form 10. Pursuant to the fee waiver: (i) the Adviser has waived the management fee for six months for certain investors measured from the later of (x) the day on which such investor first purchased any such shares and (y) if applicable, the day on which such shares were released from escrow (such later date in respect of any investor, the “Issuance Date”); and (ii) FNLR SLP LLC, the special limited partner of the Operating Partnership, has waived the performance participation for six months for certain investors measured from the applicable Issuance Date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 20, 2024

Fortress Net Lease REIT

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer